Exhibit 99.1

N e w s R e l e a s e CRESTWOOD MIDSTREAM PARTNERS LP 700 Louisiana Street, Suite 2060 Houston, TX 77002 www.crestwoodlp.com

Crestwood Midstream Partners LP Acquires Remaining

Interest in Marcellus Shale Joint Venture for $258 Million

HOUSTON, TEXAS, January 8, 2013 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood”) announced today that it has purchased the remaining 65% interest in Crestwood Marcellus Midstream LLC (“CMM”) from Crestwood Holdings Partners LLC (“Crestwood Holdings”) for $258 million. The transaction is expected to be 7-8% accretive to Crestwood’s 2013 distributable cash flow on a fully diluted basis and was funded with $129 million of cash drawn on Crestwood’s existing revolving credit facility and approximately 6.2 million new Crestwood Class D units (“Class D Units”) issued to Crestwood Holdings. As a part of the consideration received for the transaction, Crestwood Holdings is maintaining its 2% general partner interest in Crestwood. Crestwood does not expect any additional capital markets activity related to this transaction.

Prior to the transaction, Crestwood Holdings, which is controlled by First Reserve Corporation, owned 100% of Crestwood’s general partner (“Crestwood GP”) and approximately 42% of Crestwood’s outstanding limited partner units. After the transaction, Crestwood Holdings owns approximately 47% of Crestwood’s outstanding limited partner units taking into account the new Class D Units. The Class D Units, substantially similar to Crestwood’s existing Class C Units, allow for the payment of quarterly distributions in cash or through the issuance of additional Class D Units at the discretion of Crestwood. The Class D Units will begin receiving distributions with the first quarter 2013 distribution, payable in the second quarter 2013, and will maintain the pay-in-kind feature until they convert to common units on a one-for-one basis on March 1, 2014. Crestwood Holdings plans to use the cash portion of the purchase price to reduce debt, which will provide Crestwood Holdings incremental flexibility to continue its support of future Crestwood growth through incremental capital investment.

The $258 million purchase price reflects an enterprise value of $525 million for 100% of CMM, including net CMM debt of approximately $130 million, and implies a transaction value of approximately 8.9 times estimated CMM 2013 earnings before interest, taxes, depreciation and amortization (“EBITDA”), which is consistent with comparable transactions in the midstream sector. The transaction was unanimously approved by the Crestwood GP Conflicts Committee, comprised entirely of independent directors, which retained Robert W. Baird & Co. Incorporated as its independent financial advisor to assist in evaluating the transaction and to render a fairness opinion. Additionally, the Conflicts Committee engaged the law firm of Akin Gump Strauss Hauer & Feld LLP to serve as its legal counsel.

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NEWS RELEASE

“This acquisition is the first drop down transaction for Crestwood Holdings which shows the benefit of First Reserve’s long term support and substantially increases Crestwood’s exposure to the rich gas area of the Marcellus Shale region,” stated Robert G. Phillips, President and Chief Executive Officer of Crestwood’s general partner. “When we acquired the Antero Resources Appalachian Corporation (“Antero”) Marcellus Shale midstream assets in March 2012 for $382 million, we structured the CMM joint venture to allow Crestwood to acquire an interest in an early stage, high-growth Marcellus Shale gathering business without significant stress on Crestwood’s balance sheet. The Antero acquisition has exceeded our expectations with total gathering volumes increasing from approximately 200 million cubic feet per day (“MMcf/d”) in early 2012 to almost 400 MMcf/d at the end of 2012, and we expect this significant volume growth to continue in 2013 based on the latest development plans from Antero. The recently completed $95 million Enerven compression acquisition added an additional component to our 2013 growth plans and supported the rationale to accelerate the drop down of Crestwood Holdings’ interest in CMM into Crestwood. By retaining the Class D Units and materially increasing its ownership stake in the Partnership, Crestwood Holdings has shown its continued commitment to support and participate in the long term growth of Crestwood,” concluded Phillips.

Crestwood’s 2013 Marcellus Shale Outlook

With the completion of this transaction, Crestwood now owns 100% of CMM’s natural gas gathering, compression and dehydration business located largely in the rich gas window of the southwestern core of the Marcellus Shale play. The assets consist of approximately 40 miles of low pressure gathering pipeline and 43,000 horsepower of compression assets in Harrison and Doddridge Counties, West Virginia, supported by long term, 100% fixed-fee contracts with Antero covering approximately 136,000 net acres (the “Eastern Area of Dedication”) with seven year minimum volume guarantees and the rights to acquire additional Antero midstream assets on adjacent acreage (the “Western Area”). Antero is currently running twelve rigs on its West Virginia acreage and continues its aggressive development of properties dedicated to Crestwood and in surrounding areas.

At year-end 2012, spot volumes on Crestwood’s Marcellus Shale gathering systems were approximately 400 MMcf/d and are expected to exceed 500 MMcf/d by the end of 2013 with the connection of approximately 60 to 70 new wells. Based upon Antero’s current 2013 drilling and development plan in the Eastern Area of Dedication, Crestwood expects to expand its low pressure gathering systems with an additional 18 miles of pipeline. In addition to the four compressor stations acquired from Enerven, which are expected to add approximately $11 million to $12 million of EBITDA in 2013, Crestwood also expects to add at least two new compressor stations in the Eastern Area of Dedication by year end 2013. Crestwood currently expects the capital expenditures for this development to be in the range of $70 million to $80 million, and Crestwood intends to primarily utilize CMM’s $200 million revolving credit facility, which will remain in effect post-transaction and is non-recourse to Crestwood, to finance these organic growth capital expenditures.

NEWS RELEASE

Additionally, Crestwood is in early discussions with Antero regarding the accelerated development of midstream infrastructure in the Western Area including the addition of incremental compressor stations that would materially increase total Marcellus Shale gathering capacity by year end 2013. The potential for continued infrastructure development in the Western Area illustrates the strength of Crestwood’s relationship with Antero and the long term organic growth potential for Crestwood’s Marcellus Shale position.

Additional Information and Conference Call

Crestwood will post additional materials related to the acquisition on the Investor Relations section of our website at www.crestwoodlp.com and will host a conference call for investors and analysts on Tuesday, January 8, 2013, beginning at 3:30 p.m. Central Time to review details of the acquisition. Interested parties may participate by joining the conference call at 800-946-0742 and entering passcode 7276047. The conference call will also be webcast live and can be accessed through the Investor Relations section of our website. A replay will be available for 30 days following the conference call by dialing 888-203-1112 and entering the replay passcode 7276047.

About Crestwood Midstream Partners LP

Houston, Texas based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in north Texas, the Fayetteville Shale in northwest Arkansas, the Granite Wash in the Texas Panhandle, the Marcellus Shale in northern West Virginia, the emerging Avalon Shale trend in southeastern New Mexico, and the Haynesville/Bossier Shale in western Louisiana. For more information about Crestwood, visit www.crestwoodlp.com.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows including, without limitation, changes in general economic conditions;

NEWS RELEASE

fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of our assets; failure or delays by our customers in achieving expected production in their natural gas projects; competitive conditions in our industry and their impact on our ability to connect natural gas supplies to our gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to our substantial indebtedness, as well as other factors disclosed in Crestwood’s filings with the U.S. Securities and Exchange Commission. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, and our most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results.

Investor Contact:

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com